Exhibit 4.16

Consultancy
Agreement

Opthea Limited
Mr Lawrence Gozlan (Consultant)

Details

Date	24 August 2023

Parties

Name	Opthea Limited

ABN	32 006 340 567

Short form name	Opthea

Notice details	Attn:	Dr. Megan Baldwin

	Address:	Suite 0403, Level 4, 650 Chapel Street South Yarra
Vic 3141
Australia

Name	Mr Lawrence Gozlan

Short form name	Consultant

Notice details	Attn:	Mr Lawrence Gozlan

	Email:	lawrence@jagen.com.au

Background

A
The Consultant provides consultancy services to biopharmaceutical companies in the life sciences sector.
B
The parties wish to set out the terms upon which the Consultant will provide the consultancy services to Opthea.

Opthea Limited, Suite 0403, Level 4, 650 Chapel Street, South Yarra, Victoria 3141, Australia Phone: +61 3 9826 0399 / Fax: +61 3 9824 0083

Agreed terms

1.
Defined terms & interpretation
1.1
Defined terms

In this agreement:

Alternative Compensation means the amount of any additional payment agreed by the parties in accordance with and under clause 5.2(c).

Approval Resolution has the meaning given to that term in clause 5.2(b) of this agreement.

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Melbourne, Australia.

Capital Raising means an equity raising by Opthea of at least US$35,000,000 (or such lesser amount as may be approved by the Board of Opthea)

Commencement Date means 1 July 2023.

Confidential Information means:

(a)
all information (including, trade secrets, confidential know-how and confidential information) relating to Opthea; and
(b)
all other information and know-how of which the Consultant becomes aware or that the Consultant generates in the course of, or in connection with, providing the Services to Opthea,

but excludes information that the Consultant can prove:

(c)
was in the public domain when disclosed to or acquired by the Consultant;
(d)
became part of the public domain after being disclosed to or acquired by the Consultant otherwise than as a result of disclosure by the Consultant directly or indirectly in breach of this agreement or of any obligation of confidence of the Consultant; or
(e)
was in the Consultant's possession at the time it was disclosed to or acquired by the Consultant otherwise than as a result of a breach of an obligation of confidence of any person.

Consultant Fees means the Special Exertion Fees and any Alternative Compensation (if any).

Contract Materials means all Materials created by the Consultant in the course of providing the Services.

Intellectual Property Rights includes all rights in respect of copyright, patents, patentable inventions, trademarks and designs (whether registered or unregistered), confidential information, know-how and trade secrets.

Materials includes documents, reports, drawings, plans, analyses, statements,

Opthea Limited, Suite 0403, Level 4, 650 Chapel Street, South Yarra, Victoria 3141, Australia Phone: +61 3 9826 0399 / Fax: +61 3 9824 0083

computer tapes or disks, printouts, video or audio tapes, microfiche, photographs, microchips or other materials in which information is stored, coded or embodied or from which information can be reproduced.

Opthea Materials means all Materials supplied by Opthea to the Consultant for the purposes of this Agreement.

Services means the services set out in item 1 of Schedule 1.

Special Exertion Fees means the fees set out in item 2 of Schedule 1.

Special Exertion Option means an option issued by Opthea to subscribe for one ordinary share in Opthea on the following terms:

(a)
the option may be exercised at any time after issue;
(b)
an option which has not been exercised by the date 3 years after the issue of the option will lapse;
(c)
the option is not transferable
(d)
the price payable by the Consultant upon the exercise of the option will be $0.615; and
(e)
the terms of the option will be otherwise governed by the terms of the Non- Executive Directors Share and Option Plan Rules (and to the extent of any inconsistency, the terms in sub-paragraphs (a), (b), (c) and (d) above shall prevail).

Termination Date means the date on which the Opthea completes a capital raising.

1.2
Interpretation

In this agreement, except where the context otherwise requires:

(a)
headings are for ease of reference only and do not affect the meaning of this agreement;
(b)
the singular includes the plural and vice versa and words importing a gender include other genders;
(c)
other grammatical forms of defined words or expressions have corresponding meanings;
(d)
a reference to a clause, paragraph, schedule or annexure is a reference to a clause or paragraph of or schedule or annexure to this agreement and a reference to this agreement includes any schedules and annexures;
(e)
a reference to a document or agreement, including this agreement, includes a reference to that document or agreement as novated, altered or replaced from time to time;
(f)
a reference to A$, $A, dollar or $ is a reference to Australian currency, unless otherwise noted. “USD” means United States Dollars;
(g)
the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

Opthea Limited, Suite 0403, Level 4, 650 Chapel Street, South Yarra, Victoria 3141, Australia Phone: +61 3 9826 0399 / Fax: +61 3 9824 0083

(h)
a reference to a specific time for the performance of an obligation is a reference to that time in the State, Territory or other place where that obligation is to be performed;
(i)
a reference to a party includes its executors, administrators, successors and permitted assigns;
(j)
words and expressions importing natural persons include partnerships, bodies corporate, associations, governments and governmental and local authorities and agencies; and
(k)
if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day.
(n)
reference herein to Opthea includes Opthea and any Affiliate of Opthea.
(o)
an “Affiliate of Opthea” is any individual or entity directly or indirectly controlling, controlled by or under common control with, Opthea. For purposes of this definition, the power to direct or cause the direction of the management and policies of any entity, whether through the direct or indirect ownership of more than fifty percent (50%) of the outstanding voting securities of an entity, or by contract or otherwise, shall be deemed to constitute control.
2.
Term

The term of this agreement shall begin on the Commencement Date and end on the Termination Date, unless terminated earlier in accordance with Section 9 of this Agreement. The term of this agreement may only be extended upon the written consent of both parties.

3.
Services

The Consultant will provide the Services on the terms of this agreement.

4.
Consultant’s Obligations
4.1
Performance of Services

The Consultant must, in carrying out the Services, act at all times:

(a)
in accordance with this agreement;
(b)
in Opthea’s best interests;
(c)
to the best of the Consultant’s abilities and knowledge;
(d)
with due skill, diligence, prudence, foresight and with the care that would reasonably be expected from a prudent, expert and experienced provider of services which are similar to the Services;
(e)
conscientiously, expeditiously and in a professional manner;
(f)
in compliance with all applicable standards, awards, laws and regulations in force from time to time; and
(g)
so as to use its best endeavours to protect and promote the reputation and best interests of Opthea.

Opthea Limited, Suite 0403, Level 4, 650 Chapel Street, South Yarra, Victoria 3141, Australia Phone: +61 3 9826 0399 / Fax: +61 3 9824 0083

4.2
Obligation to keep informed

The Consultant must ensure that it keeps Opthea informed of:

(a)
the performance of the Services, as and when reasonably requested by Opthea or otherwise appropriate;
(b)
all matters of which Opthea ought reasonably to be made aware or which the Consultant should reasonably be expected to know may affect in any manner the way in which Opthea manages its affairs; and
(c)
any potential conflicts in the provision of the Services by the Consultant.
5.
Fees and expenses
5.1
Special Exertion Fees

In consideration of the Consultant exclusively providing the Services in accordance with this agreement, and in accordance with article 61.5 of Opthea’s Constitution, Opthea will pay the Consultant the Special Exertion Fees, in the manner set out in clause 6.3.

5.2
Special Exertion Options
(a)
Subject to successful closing of a Capital Raising and receipt of shareholder approval of Opthea for all purposes required by law or the ASX Listing Rules, and in consideration of the Consultant providing the Services in accordance with this agreement, and in accordance with article 61.5 of Opthea’s Constitution, Opthea agrees to issue the Consultant with 500,000 Special Exertion Options as soon as practicable after the receipt of shareholder approval of Opthea for all purposes required by law or the ASX Listing Rules.
(b)
Opthea agrees to submit a resolution seeking the approval of its shareholders to the issue of the Special Exertion Options (Approval Resolution) to the Consultant at the 2023 annual general meeting of Opthea.
(c)
In the event that the Approval Resolution is not passed, the parties will, each acting in good faith, agree an additional payment to be made to the Consultant in lieu of the issue to the Consultant of the Special Exertion Option.
5.3
Reimbursement of Expenses

Travel expenses will be reimbursed by Opthea in accordance with item 3 of Schedule 1.

6.
Payment for Services
6.1
Invoicing for Services and Approved Expenses

The Consultant will invoice Opthea in the manner set out in items 2-4 of the Schedule 1.

Opthea Limited, Suite 0403, Level 4, 650 Chapel Street, South Yarra, Victoria 3141, Australia Phone: +61 3 9826 0399 / Fax: +61 3 9824 0083

6.2
Contents of invoice

Each invoice must:

(a)
be addressed to Opthea and clearly identify this agreement;
(b)
clearly show:
(i)
the total amount owing for the relevant month;
(ii)
that the total amount is correctly calculated in accordance with items 2 and 3 of Schedule 1;
(iii)
when the total amount must be paid;
(c)
be accompanied by any available document evidencing the amount owing is in accordance with items 2 and 3 of Schedule 1, or any agreement between the parties as to the Approved Expenses; and
(d)
be a tax invoice for GST purposes.
6.3
Payment by Opthea

Opthea shall pay each invoice in the manner specified in item 4 of Schedule 1.

6.4
No benefits

The Consultant acknowledges and agrees that Opthea will not provide the Consultant with any employee benefits, including, without limitation, participation in any social security, unemployment, medical or pension benefit of Opthea, or any equity incentive plan or employee stock purchase plan, or the like, of Opthea. The Consultant is an independent contractor and not an employee of Opthea.

7.
Intellectual Property Rights
7.1
Opthea Materials

The Consultant acknowledges that, unless expressly agreed otherwise in writing, Opthea owns or is the licensee of the Intellectual Property Rights in the Opthea Materials.

7.2
Contract Materials
(a)
The Consultant hereby assigns to Opthea all right, title and interest in and to all Intellectual Property Rights in the Contract Materials effective on the earlier of the Commencement Date or the date on which the Intellectual Property Rights are created, as applicable; and
(b)
The Consultant will, on request by Opthea, execute all documents and take all action necessary to confirm the assignment in paragraph (a).
8.
Confidential Information
8.1
Use and disclosure

Subject to clauses 8.2 and 8.3, the Consultant:

(a)
must only use Confidential Information for the purpose of performing the Services;

Opthea Limited, Suite 0403, Level 4, 650 Chapel Street, South Yarra, Victoria 3141, Australia Phone: +61 3 9826 0399 / Fax: +61 3 9824 0083

(b)
must keep all of the Confidential Information confidential; and
(c)
may only disclose Confidential Information:
(i)
with the prior written consent of Opthea; or
(ii)
to persons who are aware and agree that the Confidential Information must be kept confidential and either:
(A)
have a need to know for the purposes of this agreement (and only to the extent that each has a need to know); or
(B)
have first been approved by Opthea in writing in respect of the disclosure.
8.2
Disclosure to advisers

The Consultant may disclose:

(a)
the terms of this agreement; and
(b)
the Special Exertion Fees,

only to its professional advisers or as required for accounting or tax purposes.

8.3
Compelled disclosure

The Consultant may disclose any Confidential Information to the extent that the Consultant is required to do so in order to comply with any applicable law or legally binding order of any Court, government, semi-government authority or administrative or judicial body provided that, prior to such use or disclosure, the Consultant provides Opthea with full particulars of the proposed use or disclosure and only discloses information to the extent strictly required by the Court, authority or body.

9.
Termination
9.1
Termination

Either party may terminate this agreement at any time by 30 days written notice given to the other party.

Termination of this agreement does not affect any accrued rights or remedies of a party.

9.2
Return of Confidential Information and Opthea’s Materials

On completion of the Services, or if this agreement terminates for any reason, the Consultant must return to Opthea, or at Opthea’s option destroy, all Confidential Information, Opthea’s Materials and Contract Materials in the possession or control of the Consultant, including any copies of Confidential Information, Opthea Materials and Contract Materials.

10.
Notice and other communications
10.1
Service of notices

A party notifying or giving notice under this agreement must do so:

(a)
in writing;

Opthea Limited, Suite 0403, Level 4, 650 Chapel Street, South Yarra, Victoria 3141, Australia Phone: +61 3 9826 0399 / Fax: +61 3 9824 0083

(b)
addressed to the address of the recipient specified in this agreement or as altered by notice given in accordance with this clause; and
(c)
hand delivered or sent by pre-paid post to that address or sent by facsimile transmission and immediately confirmed by the sender's facsimile system.
(d)
by sending it by email to the person’s email address as described in the Address.
10.2
Effective on receipt

A notice given in accordance with clause 10.1 will be deemed received:

(a)
if hand delivered, on the date of delivery;
(b)
if sent by pre-paid post, ten Business Days after the date of posting; and
(c)
if sent by email, at the time of transmission, assuming a report is available as evidence of the document being sent and the sender receives a response to the email from the receiving party within 5 Business Days.

If to the Consultant:

Attention: Lawrence Gozlan
	Email:	lawrence@jagen.com.au

If to Opthea:	Postal Address:	Opthea Limited
Suite 0403, Level 4
650 Chapel Street
South Yarra
Victoria 3141 Australia
	Attention:	Megan Baldwin, CEO
	Email Address:	megan.baldwin@opthea.com

11.
Miscellaneous
11.1
Alterations

This agreement may be altered only in writing signed by each party.

11.2
Assignment

Neither party may assign any of its rights or obligations arising out of this agreement without the prior written consent of the other party.

11.3
Survival

Any indemnity or any obligation of confidence under this agreement is independent and survives termination of this agreement. Any other term by its nature intended to survive termination of this agreement survives termination of this agreement, including clauses 7, 8, 9, 10 and this clause 11.

Opthea Limited, Suite 0403, Level 4, 650 Chapel Street, South Yarra, Victoria 3141, Australia Phone: +61 3 9826 0399 / Fax: +61 3 9824 0083

11.4
Entire agreement and alteration

This agreement:

(a)
constitutes the entire agreement between the parties as to its subject matter and supersedes all prior representations and agreements in connection with that subject matter; and
(b)
may only be altered in writing executed by the parties.
11.5
Waiver

A party does not waive a right, power or remedy if it fails to exercise or delays in exercising the right, power or remedy. A single or partial exercise of a right, power or remedy does not prevent another or further exercise of that or another right, power or remedy. A waiver of a right, power or remedy must be in writing and signed by the party giving the waiver.

11.6
Counterparts

This agreement may be executed in counterparts. Each of said counterparts, when so executed and delivered, shall be deemed an original, and taken together, shall constitute but one and the same instrument.

11.7
Signature

The signatures to this Agreement may be evidenced by electronic (e.g. PDF) or facsimile copies sent through email or facsimile transmission reflecting the signatures hereto, and any such electronic copy shall be sufficient to evidence the signature just as if it were an original signature

11.8
Relationship

Except where this agreement expressly states otherwise, it does not create a relationship of employment, trust, agency or partnership between the parties.

11.9
Governing law

This agreement is governed by the laws of Victoria, Australia. Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Victoria entitled to hear appeals from those courts.

Opthea Limited, Suite 0403, Level 4, 650 Chapel Street, South Yarra, Victoria 3141, Australia Phone: +61 3 9826 0399 / Fax: +61 3 9824 0083

Signing page

EXECUTED as an agreement.

Signed by Opthea Limited in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Quinton C. Oswald	/s/ Karem Adams
Signature of director	Signature of director/secretary

Quinton C. Oswald	Karem Adams
Name of director (print)	Name of director/secretary (print)

Signed by Lawrence Gozlan in the presence of:

/s/ Annabel Humphreys	/s/ Lawrence Gozlan
Signature of witness	Signature of Lawrence Gozlan

Annabel Humphreys
Name of witness (print)

Opthea Limited, Suite 0403, Level 4, 650 Chapel Street, South Yarra, Victoria 3141, Australia Phone: +61 3 9826 0399 / Fax: +61 3 9824 0083

Schedule 1 - Contract details

1.
Services

Reporting to the Chairman of Opthea, the Consultant shall provide all services required or normally associated with managing and overseeing and co-ordinating the conduct and implementation of a Capital Raising.

2.
Special Exertion Fees

Subject to clause 5 of this Schedule 1, Opthea shall pay the Consultant a Special Exertion Fee an amount of:

(a)
US$75,000 for the first month of the Term; and
(b)
thereafter, US$25,000 per month during the Term.
3.
Reimbursement of Approved Expenses

Expenses which the Consultant necessarily incurs for the purpose of carrying out the Services described in this Agreement will be reimbursed by the Opthea provided that:

(a)
the Consultant obtains written approval from the Opthea prior to incurring any travel or other expenses;
(b)
the expenses are reasonable and related directly to the provision of the Services;
(c)
the Consultant provides the Opthea with itemised receipts of these expenses, and any other additional evidence of these expenses as the Opthea may reasonably require; and
(d)
the Consultant complies with any other policy or procedure published by the Opthea from time to time regarding the reimbursement of expenses.
4.
Payment
(a)
The Consultant will invoice Opthea as soon as practicable after successful completion of the Capital Raising for his accumulated monthly fees for the Term as set out in clause 2 of Schedule 1.
(b)
If the invoice for the fee is received by day fifteen (15) of the month, Opthea will pay the invoice by the end of that month.
(c)
If the invoice for the fee is received after day fifteen (15) of the month, Opthea will pay the invoice within thirty (30) days of receipt of the invoice.
(d)
Any Expenses shall be invoiced in the month immediately following the month in which the Expenses were incurred. Any Expenses shall be paid by Opthea within thirty (30) days of receipt of the relevant invoice.

Opthea Limited, Suite 0403, Level 4, 650 Chapel Street, South Yarra, Victoria 3141, Australia Phone: +61 3 9826 0399 / Fax: +61 3 9824 0083

5.
Deferral of payment
(a)
In the event that Opthea (acing reasonably) forms the view that payment of Consultant Fees would or would likely result in Opthea exceeding the aggregate maximum sum of remuneration it may pay to its directors in the then financial year under its Constitution (Aggregate Amount):
(i)
Opthea must pay that amount of the Consultant Fees it considers (acting reasonably) it may pay without exceeding, or being likely to exceed the Aggregate Amount; and
(ii)
any amount of the Consultant Fees not paid may be paid to the Consultant in the next financial year.
(b)
Clause 5(a) of this Schedule 1 shall apply to any payment deferred by operation of clause 5(a)(ii) of this Schedule 1.

Opthea Limited, Suite 0403, Level 4, 650 Chapel Street, South Yarra, Victoria 3141, Australia Phone: +61 3 9826 0399 / Fax: +61 3 9824 0083